Exhibit 5.1



May 12, 1997


HON INDUSTRIES Inc.
414 East Third Street
P.O. Box 1109
Muscatine, IA 52761-7109

Re:  1997 Equity Plan for Non-Employee Directors

Ladies and Gentlemen:

I, Acting General Counsel of HON INDUSTRIES Inc., an Iowa corporation (the "Company"), have acted as counsel for the Company in connection with the 1997 Equity Plan for Non-Employee Directors (the "Plan"). I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion, and based thereupon I am of the opinion that the 200,000 shares of Common Stock, $1.00 par value per share, that are the subject of the Company s Registration Statement on Form S-8 and that may be issued or transferred and sold pursuant to the Plan (the "Shares") will be, when issued or transferred and sold in accordance with the Plan, duly authorized, validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect registration of the Shares under the Securities Act of 1933.

Sincerely,


/s/ Jeffrey D. Fick
Jeffrey D. Fick


















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